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                                                                     EXHIBIT 4.8


                           IRREVOCABLE PROXY AGREEMENT



DATE:             November 13, 1996

PARTIES: Timothy M. Brannan ("Proxy Holder"); and the owners and holders of Common Stock of Piranha Interactive Publishing, Inc., who are listed and whose signatures appear on Exhibit A attached hereto (collectively, "Shareholders").

RECITALS:

                           The Shareholders presently own and hold an aggregate
                  of 375,000 shares of Common Stock, $.001 par value, of PIRANHA INTERACTIVE PUBLISHING, INC., a Nevada corporation (the "Company"), as set forth on Exhibit A attached hereto. The Shareholders believe it to be in their respective best interests that all such shares be voted by the Proxy Holder for the period commencing with the date first set forth above and terminating five (5) years thereafter, as more particularly hereinafter set forth in this Irrevocable Proxy Agreement ("Agreement"). All of the 375,000 shares are further subject to the 13-month Lockup Agreements between the respective Shareholders thereof and D.H. Blair Investment Banking Corp. (the "Lockup Agreements").

AGREEMENTS:

                  1.       Appointment of Proxy Holder and Grant of Proxy.

                           (a) Each Shareholder, respectively, hereby appoints
                  the Proxy Holder to act as the proxy of such respective Shareholder, and grants the Proxy Holder the power to vote cumulatively or otherwise, any and all shares of the Common Stock of the Company set opposite the Shareholder's respective name and signature on Exhibit A hereto, and any additional shares of Common Stock acquired subsequent to the date hereof (collectively, the "Shares") at any annual or special meeting of stockholders of the Company, or any adjournment or adjournments thereof at which the Shares would be entitled to vote.

                           (b) This Proxy is coupled with an interest and is
                  irrevocable, except as specifically hereinafter set forth.

                           (c) The Proxy Holder may vote the shares subject to
                  this Agreement in favor of the election of himself as a director of the Company and of, and in favor of, the ratification and approval of the acts of himself as a director and an officer in the general conduct of the business affairs of the Company.
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                  2.       Term.

                  The term of this Agreement shall commence on the date first above set forth and continue to and including the earlier of:

                           (a) 5:00 p.m., Phoenix, Arizona time on November 13,
                  2001; or

                           (b) The date on which the Proxy Holder shall cease to
                  be employed by the Company or resigns as Proxy Holder hereunder, or dies; or

                           (c) Upon the unanimous written consent of all of the
                  holders of shares subject to this Agreement; or

                           (d) Upon the effective date of any (i) sale of all or
                  substantially all of the assets of the Company or (ii) merger or consolidation involving the Company, as a result of which the Company is not the surviving entity.

                  At the expiration or termination of the Term hereof as set forth in (a), (b), (c) or (d) above, the Shares to which this Agreement applies shall no longer be subject thereto and the Proxy Holder shall notify the Company to instruct its Transfer Agent to issue new certificates for such Shares without the legend set forth in paragraph 6 below, in exchange for and upon presentment and cancellation of the certificates representing the Shares bearing such legend.

                  3.       Compensation of Proxy Holder.

                  The Proxy Holder shall not be entitled to any compensation for acting as Proxy Holder hereunder.

                  4.       Liability of Proxy Holder.

                  The Proxy Holder shall not be liable for any act or omission by him under this Agreement. The Proxy Holder shall be entitled to interpret the terms of this Agreement and his construction made in good faith shall be binding on the Shareholders and other interested parties.

                  5.       Resignation of Proxy Holder and Return of
                           Certificates.

                  The Proxy Holder may resign by mailing to the Company at its principal office in Tempe, Arizona, his written resignation to take effect ten (10) days thereafter and by providing notice of such resignation to each of the Shareholders in accordance with Section 13 hereof. The Proxy Holder shall promptly surrender all certificates representing the Shares upon his resignation.


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                  6.       Legend on Stock Certificate.

                  Each certificate representing the Shares, and any replacement thereof, subject to this Agreement, shall bear the following legend until the termination of this Agreement:

                  THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN IRREVOCABLE PROXY AGREEMENT DATED NOVEMBER 13, 1996 AMONG CERTAIN SHAREHOLDERS OF THE COMPANY, A COPY OF WHICH IS ON FILE AND MAY BE INSPECTED AT THE OFFICES OF THE COMPANY.

                  7.       Additional Shares Acquired by Shareholders.

                  The Shareholders, respectively, as persons presently or in the future entitled to receive shares of the Company's Common Stock which have not yet been issued, or who shall subsequently purchase additional shares of Common Stock from the Company or from third parties, hereby severally agree to notify the Proxy Holder, Transfer Agent, and the Company of any acquisition, direct or indirect, of additional Shares and that such Shares shall be governed by the terms and conditions of this Agreement.

                  8.       Withdrawal of Shares.

                  Anything contained in this Agreement to the contrary notwithstanding, for the period from the date of this Agreement until expiration or termination of the Term hereof pursuant to paragraph 2 above, any Shareholder, on ten (10) days' prior written notice to the Proxy Holder, may withdraw from the Shares subject to this Agreement any Shares that the Shareholder intends and is permitted to sell in accordance with the Lockup Agreements and the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. Any such withdrawn Shares may not be voted by the Shareholder but only by the transferee of such Shares from the Shareholder. Any such Shares which are not sold or otherwise transferred beyond the control of the Shareholder within thirty (30) days of such notice shall be deemed again to be subject to this Agreement. Upon notice of such sale to the Proxy Holder and the Company, a new certificate for the Shares sold without the legend set forth in paragraph 6 shall be issued to the owner as promptly as practicable in exchange for the certificate bearing such legend.

                  9.       Acts of Proxy Holder.

                  The Proxy Holder may vote in person, by proxy, or act by written instrument without a meeting, signed by the Proxy Holder.

                  10.      Proxy Holder's Relation with the Company.

                  The Proxy Holder may act as, and receive compensation as, a director, an officer, an agent of the Company, or a member of any committee of the Company, or of any

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         controlled, subsidiary, or affiliated entity of the Company, or be otherwise associated therewith. Additionally, the Proxy Holder or any firm of which he may be a member, or any corporation or association of which he may be a stockholder, director, or officer, or any such firm, corporation or association in which he may be otherwise directly or indirectly interested, may, to the extent permitted by law and without liability in any way or under any circumstances by reason thereof, contract with the Company or with any controlled, affiliated, or subsidiary company, or be or become pecuniarily interested in any matter or transaction to which the Company, or any controlled, affiliated, or subsidiary entity of the Company, may in any way be concerned, as fully as though he were not a Proxy Holder.

                  11.      No Security for Performance.

                  The Proxy Holder shall not be required to give any bond or security for the discharge of his duties.

                  12.      Counterparts.

                  This Agreement may be executed in any number of copies and all such counterparts taken together shall be deemed to constitute one and the same Agreement.

                  13.      Notices.

                  All notices and other communications hereunder shall be in writing and delivered personally or, if mailed, sent by first class, registered or certified mail, postage prepaid, as follows:

      If to Shareholder:            at his address shown on the
                                    books and records of the Company

      If to the Proxy Holder:       c/o the address of the Company

      If to the Transfer Agent:     American Stock Transfer & Trust Company
                                    40 Wall Street
                                    New York, NY  10005


                  Either party may change the address to which notices are to be sent to it by giving ten (10) days written notice of such change of address to the other party in the manner above provided for giving notice. If delivered in person, then such notice shall be effective immediately, if mailed, then seventy-two (72) hours after deposit, postage prepaid.

                  14.      Shareholder's Grant.

                           By their respective signatures set forth on Exhibit A, each of the Shareholders hereby grants to the Proxy Holder an irrevocable right, coupled with an interest to vote his or her Shares in accordance with the terms of this Agreement.

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                  15.      Proxy Holder's Acceptance.

                  The Proxy Holder, by signing this Agreement or a counterpart thereof, accepts the proxy herein created.

                  Executed the day and year first above written.

AGREED:

                                                        PROXY HOLDER

                                                         /s/ Timothy M. Brannan
                                                        -----------------------
                                                        Timothy M. Brannan

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                                    EXHIBIT A

                            Dated: November 13, 1996

/s/ Keith P. Higginson
---------------------------
Keith P. Higginson

/s/ J. Wade Stallings II
---------------------------
J. Wade Stallings II

/s/ Douglas M. Brannan
---------------------------
Douglas M. Brannan

/s/ Wyndi D. Ballard
---------------------------
Wyndi D. Ballard

/s/ George W. Gregg
---------------------------
George W. Gregg

/s/ Karen A. Timmons
---------------------------
Karen A. Timmons

/s/ Milton Cohen
--------------------------
Milton Cohen